CUSIP No. 00773J103	SCHEDULE 13G	Page 1 of 1 Pages

EXHIBIT A
JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on this Schedule 13G dated April 18, 2016 (the “Schedule 13G”), with respect to the Common Stock of Aeglea BioTherapeutics, Inc. is filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that this Agreement shall be included as an Exhibit to this Schedule 13G. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13G, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of April 18, 2016.

OrbiMed Capital GP V LLC
By:	OrbiMed Advisors LLC, its Managing Member

By:	/s/ Samuel D. Isaly
	Name:	Samuel D. Isaly
	Title:	Managing Member

OrbiMed Advisors LLC

By:	/s/ Samuel D. Isaly
	Name:	Samuel D. Isaly
	Title:	Managing Member

Samuel D. Isaly

/s/ Samuel D. Isaly
	Name:	Samuel D. Isaly